UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 6, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North,

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

(b)

The Company announced the departure of Daniel DeFazio, effective March 6, 2006, who served as the Company’s Chief Financial Officer since January 2005.

(c)

Effective March 6, 2006, Edward W. Stone was appointed by the Board of Directors of Velocity Express Corporation (the “Company”) to serve as the Company’s Chief Financial Officer. Mr. Stone, 52, joins Velocity with nearly 30 years of experience as a corporate financial executive within multi-billion dollar companies as well as smaller publicly-traded and privately-held companies in a range of industries, all of which differentiated themselves in their markets through superior technology-driven product development and service delivery. His prior CFO assignments include Solucient, a leading supplier of information to the healthcare industry, where from 2001 to 2003 he helped integrate four predecessor companies and fund the product and service improvements that allowed the company to resume profitable sales growth. Since 2003, Mr. Stone has been active providing CFO consulting services to mid-sized and early-stage companies in the software, information and manufacturing industries. From 1998 to 2000, Stone was CFO for Executone Information Systems, Inc. (formerly NASDAQ: XTON) and Acting CEO for Executone’s Healthcare Systems division. From 1995 to 1998, he served as Vice President, Finance for a $2 billion group within The Thomson Corporation, and from 1993 to 1995, Mr. Stone was Chief Financial & Administrative Officer for Krueger International, a leading manufacturer of office furniture. Previously, Mr. Stone was employed from 1988 to 1993 by the Searle Pharmaceuticals subsidiary of The Monsanto Company. He joined Searle as Corporate Controller and was promoted to Vice President, Finance with responsibility for Searle’s controllership, treasury, tax and information technology operations. He began his career with Pfizer, Inc. in 1976, where he spent seven years in a variety of increasingly responsible positions, including the last three and a half years as Controller for Pfizer’s Roerig Division.

Mr. Stone has an employment at-will contract with the Company that is attached as an exhibit to this Form 8-K. The agreement provides for annual base compensation of $300,000 and benefits consistent with the Company’s regular benefit programs. Base salary increases, if any, will be reviewed annually by the Compensation Committee of the Company’s Board of Directors , which will assess officer and company performance.

The employment agreement provides that a severance payment equal to 6 months of base salary (and a pro-rata portion of any bonus earned as of the date of termination) will be made if Mr. Stone’s employment is terminated by our company without cause. In addition to the foregoing severance payments, we have agreed to pay or reimburse Mr. Stone for medical (COBRA) benefits for the period covered by the severance payments. In addition, Mr. Stone has agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of one year thereafter.

There are no family relationships between directors or executive officers of the Company. Each of the Company’s executive officers is appointed to serve until his or her successor is duly appointed, or his or her earlier removal or resignation from office.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Express Corporation

Date: March 7, 2006	By:	/s/ Wesley C. Fredenburg
Wesley C. Fredenburg
General Counsel

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EXHIBIT INDEX

Exhibit number	Description
10	Employment Agreement by and between Velocity Express Corporation and Edward W. Stone, Jr., dated effective March 6, 2006.

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